SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 17, 2007
CYTRX CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-15327	58-1642740
(Commission File Number)	(I.R.S. Employer Identification No.)

11726 San Vicente Boulevard, Suite 650
Los Angeles, California	90049
(Address of Principal Executive Offices)	(Zip Code)
(310) 826-5648
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
     See the discussion under Item 3.02, below, which is incorporated herein by reference.
ITEM 3.02 Unregistered Sales of Equity Securities.
     Purchase Agreements
     On April 17, 2007, CytRx Corporation (“CytRx”) entered into Purchase Agreements with 14 institutional investors (the “Investors”), pursuant to which it agreed, subject to certain customary closing conditions, to sell to the Investors 8.6 million shares of its common stock for a price of $4.30 per share, or an aggregate of approximately $37.0 million. The closing under the Purchase Agreements is expected to occur on or about April 19, 2007. The shares to be sold by CytRx constitute approximately 11.3% of the number of shares of its common stock outstanding on April 17, 2007.
     Use of Proceeds
     CytRx will invest in RXi Pharmaceuticals Corporation, its majority-owned subsidiary (“RXi”), no less than $15,000,000 of the net proceeds from the sale of the shares, which will satisfy RXi’s financing requirements under its agreements with the University of Massachusetts Medical School (“UMMS”). RXi intends to use the proceeds for its working capital and general corporate purposes, including funding of its RNAi research and development activities and the payment of up-front and annual maintenance fees under its agreements with UMMS. A portion of the money invested in RXi will be paid back to CytRx as reimbursement for certain organizational and operational expenses incurred by CytRx in connection with RXi’s formation and initial operations.
     CytRx intends to use the remaining net proceeds from the sale of the shares to augment its working capital and for general corporate purposes, including further development work and clinical trials of its lead product candidates. CytRx also may determine to use a portion of the net proceeds for the acquisition of complementary businesses, technologies or products, although it has no present commitments or agreements with respect to any such acquisitions.
     Registration Rights
     Under the Purchase Agreements, CytRx agrees that it will, at its cost:
•	Within 15 days following the closing date, file a registration statement under the Securities Act of 1933 covering resales of the shares;

•	Use its best efforts to cause the registration statement to become effective under the Securities Act within the earlier of five days after the SEC has advised CytRx that the registration statement will not be reviewed or 60 days after the closing date or, if the registration statement is selected for review by the SEC, 90 days after the closing date;

•	Promptly prepare and file with the SEC such amendments and supplements to the registration statement and the prospectus made part of the registration statement as may be necessary to keep the registration statement effective until the earliest of (i) two years after the effective date of the registration statement, (ii) such time as all of the shares have been sold pursuant to the registration statement, and (iii) such time as the shares become eligible for resale by non-affiliates pursuant to Rule 144(k) under the Securities Act or any other rule of similar effect; and

•	For a period of two years from the closing, use its commercially reasonable efforts to comply with the requirements of Rule 144 under the Securities Act, including its commercially reasonable efforts to comply with the requirements of Rule 144(c) with respect to public information about CytRx and to timely file all reports required to be filed by CytRx under the Exchange Act.
     It may become necessary to suspend the effectiveness of the registration statement in some circumstances. CytRx has agreed in the Purchase Agreements that, if the selling stockholders are prohibited from selling shares under the registration statement as a result of a suspension of more than 30 days or suspensions on more than two occasions of not more than 30 days each in any 12-month period, then for each day a suspension is in effect that exceeds the maximum allowed period for a suspension or suspensions CytRx will be required to pay the selling stockholders, as liquidated damages, an amount per 30-day period equal to 1.0% of the purchase price paid by the selling stockholder for such of the shares as are owned by the selling stockholder at such time for each day up to a specified maximum amount.
     Certain Covenants
     In connection with the Purchase Agreements, substantially all of the officers and directors of CytRx have agreed, subject to certain exceptions, not to sell or dispose of shares of our common stock owned by them for the three-month period following the effective date of the registration statement to be filed by CytRx as described under “Registration Rights,” above.
     Placement Agent’s Fees
     Lehman Brothers Inc. acted as lead placement agent in connection with the offer and sale of the shares. CytRx has agreed to pay Lehman Brothers Inc. a cash placement fee at the closing equal to 7% of the gross proceeds from the sale of the shares. CytRx also will reimburse Lehman Brothers Inc. for its legal expenses. Lehman Brothers Inc. will pay a portion of its placement fee to three other broker-dealers who acted as co-placement agents in connection with the sale of the shares.
     Other
     The offer and sale of the shares will not be registered under the Securities Act in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder. The shares sold by CytRx may not be reoffered or sold in the United States by the holders in the absence of an effective registration statement, or exemption from the registration requirements, under the Securities Act.
     A copy of the definitive form of the Purchase Agreements relating to the sale of the shares is filed as Exhibit 10.1 to this report. The summary of matters set forth above is qualified by reference to such exhibit.
     On April 18, 2007, CytRx issued a press release announcing the signing of the Purchase Agreements. A copy of the press release is filed as Exhibit 99.1 to this report and incorporated herein by reference.
ITEM 8.01 Other Events
     As previously reported, CytRx is party to a letter agreement with UMMS and a separate stockholders agreement with RXi and RXi’s other current stockholders under which CytRx agrees to reduce its ownership of RXi to less than a majority of the outstanding voting power as soon as reasonably practicable once RXi has completed its initial financing. At present, CytRx intends to make a dividend or other distribution of RXi shares to its Common Stock holders to satisfy its obligations to reduce its ownership of RXi. Any dividend or distribution would be subject to approval by the Board of Directors of CytRx and to compliance with SEC rules and the requirements of the Delaware General Corporation Law, and there is no assurance as to whether, or when, such a dividend or distribution would be made. If made, such a dividend or distribution would likely be taxable to CytRx stockholders.
ITEM 9.01 Financial Statements and Exhibits
(c) Exhibits.
     There are filed as part of this report the exhibits listed on the accompanying Index to Exhibits, which is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTRX CORPORATION
By:	/s/ STEVEN A. KRIEGSMAN
Steven A. Kriegsman
President and Chief Executive Officer

Dated: April 18, 2007

Index to Exhibits

Exhibit No.	Description
10.1	Form of Purchase Agreements, dated as of April 17, 2007, by and between CytRx Corporation and each of the Investors.

99.1	Press Release issued by CytRx Corporation on April 18, 2007.